UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2017 (June 27, 2017)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road,
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia
(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2017, the Board of Directors (the “Board”) of Tronox Limited (the “Company”), appointed Timothy C. Carlson, the Senior Vice President and Chief Financial Officer of the Company, as a  Class A director of the Company. Mr. Carlson will fill the vacancy on the Board created by the passing of Thomas Casey, the Company’s former Chairman of the Board and Chief Executive Officer.

Mr. Carlson has not been, and is not expected to be, appointed to any committees of the Board. There is no arrangement or understanding between Mr. Carlson and any other person under which Mr. Carlson was appointed as a director of the Company. Mr. Carlson does not have any related party transactions that are required to be disclosed under Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

Further information regarding Mr. Carlson is included in the press release issued by the Company on June 27, 2017. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 27, 2017, the Board also elected Ilan Kaufthal, a current independent director of the Company, to serve as independent, non-executive Chairman of the Board.   Further information regarding Mr. Kaufthal is included in the press release issued by the Company on June 27, 2017.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated June 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: June 28, 2017	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated June 27, 2017